Exhibit 5.2

February 13, 2012

The Majestic Star Casino, LLC

301 Fremont Street

Las Vegas, Nevada 89101

Ladies and Gentlemen:

We have acted as special Indiana counsel to The Majestic Star Casino, LLC, an Indiana limited liability company (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company and the Note Guarantors (as defined below) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer by the Company to exchange (the “Exchange Offer”) up to $100,600,000.00 aggregate principal amount of the Company’s outstanding unregistered 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 (the “Old Notes”) guaranteed (the “Old Guarantees”) by the Note Guarantors for a like principal amount of the Company’s 12 1/2% / 14 1/2% Second Lien Senior Secured Notes due 2016 guaranteed by the Note Guarantors (the “New Guarantees”) registered under the Securities Act (the “New Notes”). The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture, dated as of December 1, 2011 (the “Indenture”), by and among the Company, the Note Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

Materials Examined

In connection with the foregoing, we have examined originals or copies of the Registration Statement, the Indenture and the form of New Notes (collectively, the “Transaction Documents”), which Indenture has been filed with the Commission as an exhibit to the Registration Statement, and any other documents we believe are necessary to render our opinions herein; including the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion letter, the documents listed in Exhibit A are hereinafter referred to collectively as the “Authorization Documents.”

We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary including, but not limited to, such information that is set forth below and on Exhibit A. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied upon and assumed the accuracy of such records, documents, certificates of officers of the Company, and certificates and other communications of public officials. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

One American Square | Suite 2900 | Indianapolis, IN 46282-0200 | P 317-236-2100 | F 317-236-2219
INDIANAPOLIS | CHICAGO | DUPAGE COUNTY, ILLINOIS | WASHINGTON D.C.	www.icemiller.com

The Majestic Star Casino, LLC

February 13, 2012

Assumptions

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Transaction Documents and the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Company. In rendering this opinion letter to you, we have assumed with your permission:

(a) The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization by the Company of the Transaction Documents), execution and delivery by the parties thereto (other than the execution and delivery of the Transaction Documents by the Company) of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

(b) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were factually accurate, complete and authentic when delivered or issued.

(c) The Authorization Documents or other organizational records of the Company provided to us were factually accurate, complete and authentic when delivered.

Opinions

Based on the foregoing and upon such investigation as we have deemed necessary, we are of the opinion, subject to the assumptions, qualifications, exceptions and limitations set forth herein, and based on the laws of the State of Indiana, as presently written and interpreted, that:

1. The Company is a limited liability company validly existing under the laws of the State of Indiana.

2. The Company has the requisite limited liability company power and authority under Indiana law and its Authorization Documents to (a) execute and deliver the Indenture and the New Notes and perform its obligations thereunder; and (b) consummate the Exchange Offer.

3. The Company has duly authorized (a) the execution and delivery, and the performance of its obligations under, the Indenture and the New Notes and (b) the consummation of the Exchange Offer.

The Majestic Star Casino, LLC

February 13, 2012

Limitations and Qualifications

Our opinions as hereinabove expressed are subject to the following qualifications, limitations, assumptions and exceptions:

A. Except as described in this opinion letter, we are not generally familiar with the Company and its businesses, records, transactions, or activities. Our representation of the Company in this Transaction is limited to review of the matters described herein and does not involve an overall knowledge of, or familiarity with the affairs, operations and obligations of the Company. We have made no search of the public records to determine the existence of any legal proceedings or judgments, orders, writs, injunctions or decrees involving the Company. Accordingly, in rendering the opinions set forth in this opinion letter we have made no examination of, and express no opinion with respect to: (i) the validity or enforceability of any of the Transaction Documents; (ii) the laws of any jurisdiction, other than the corporate laws of the State of Indiana; (iii) securities or blue sky disclosure laws or regulations; (iii) the Securities Act or any other federal securities, antitrust or unfair competition laws and regulations; (iv) tax or racketeering laws or regulations; (v) any state (including the State of Indiana) securities, antitrust or unfair competition laws and regulations; or (vi) local laws, regulations or ordinances.

B. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

This opinion letter is furnished to you by us as special Indiana counsel to the Company in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement and the reliance on this opinion letter by Honigman Miller Schwartz and Cohn LLP solely for the purpose of the filing of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ice Miller LLP

TEO, KC

EXHIBIT A

This Exhibit A is attached to the February 13, 2012 opinion letter rendered by Ice Miller LLP and addressed to The Majestic Star Casino, LLC (the “Opinion Letter”).

List of Authorization Documents for The Majestic Star Casino, LLC

1. Certificate of Existence for The Majestic Star Casino, LLC, issued by the Secretary of State, dated November 16, 2011 (“Certificate of Existence”);

2. Certified Articles of Organization of The Majestic Star Casino, LLC, as amended from time to time (“Articles”) as certified in the Officer’s Certificate;

3. Fifth Amended and Restated Limited Liability Company Agreement of The Majestic Star Casino, LLC (“Operating Agreement”), as certified in the Officer’s Certificate;

4. Written Consent In Lieu of Meeting of the Board of Managers of The Majestic Star Casino, LLC (“Resolutions”), which adopts and authorizes among other things, the execution and delivery by The Majestic Star Casino, LLC of the Transaction Documents, as certified in the Officer’s Certificate; and

5. Officer’s Certificate (“Officer’s Certificate”) signed by Cara Brown, as Secretary of The Majestic Star Casino, LLC, dated December 1, 2011, certifying certain factual matters and certifying the Articles, Operating Agreement and Resolutions of The Majestic Star Casino, LLC to be true and complete copies as of the date of the Officer’s Certificate.